SECOND AMENDMENT TO THE
MIDSOUTH BANCORP, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

Pursuant to the authorization of its Board of Directors, MidSouth Bancorp, Inc. (the “Employer”), does hereby amend the MidSouth Bancorp, Inc. Amended and Restated Deferred Compensation Plan (the “Plan”), effective as of July 25, 2018, as set forth below. All capitalized terms used in this Second Amendment to the MidSouth Bancorp, Inc. Amended and Restated Deferred Compensation Plan (the “Second Amendment”) and not defined herein shall have the meanings ascribed to such terms in the Plan.

W I T N E S S E T H

WHEREAS, the Employer amended and restated the Plan effective as of December 29, 2010, and further amended the Plan by the First Amendment to the Plan dated as of November 17, 2016; and

WHEREAS, the Employer has the authority to amend the Plan pursuant to Paragraph 2 of Article VI (Miscellaneous) of the Plan; and

WHEREAS, the Employer now desires to amend the Plan to (i) remove the Executive Committee of the Board of Directors of the Employer as the Plan Administrator and (ii) appoint the Corporate Governance, Nominating and Compensation Committee of the Board of Directors of the Employer as the successor Plan Administrator; and

WHEREAS, the Board of Directors of the Employer has approved this Second Amendment.

NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.

Paragraph 1 of Article IV (Plan Administration) of the Plan is hereby amended by replacing that provision with the following, effective as of the date set forth above:

“1.    Plan Administration. The Corporate Governance, Nominating and Compensation Committee of the Board of Directors of the Employer, or such other committee of the Board of Directors of the Employer as the Board of Directors of the Employer may otherwise appoint from time to time, shall be designated to administer the Plan (the ‘Plan Administrator’) on behalf of the Employer and each Participating Subsidiary. In the event no such committee is serving as the Plan Administrator, the Board of Directors of the Employer shall administer the Plan and serve as the Plan Administrator on behalf of the Employer and each Participating Subsidiary.”

2.

This Second Amendment shall be effective as of the date hereof. Except as otherwise set forth in this Second Amendment, the Plan shall continue in full force and effect pursuant to its original terms.

IN WITNESS WHEREOF, the Board of Directors of the Employer has approved and adopted this Second Amendment as of the date set forth above.

MIDSOUTH BANCORP, INC.

By:
Name: James R. McLemore
Title: President & CEO

ATTEST:

By:
Name: Shaleen B. Pellerin
Title: VP, Corporate Governance &
Investor Relations Officer

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